Exhibit 10.1

LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT (this “Agreement”) is by and among ART’S WAY MANUFACTURING CO., INC., a Delaware corporation (the “Borrower”), Art’s-Way Scientific, Inc., an Iowa corporation (“Scientific”), Art’s-Way Vessels, Inc., an Iowa corporation (“Vessels”), Ohio Metal Working Products/Art’s-Way, Inc., an Ohio corporation (“Ohio Metal”; together, with Scientific and Vessels, collectively, the “Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”), and is made as of the date shown opposite the Bank’s signature on the signature page (the “Agreement Date”), but shall be deemed effective with respect to the modifications set forth in Section 3 as of April 27, 2016 (the “Effective Date”), subject to the terms and conditions below.

RECITALS:

WHEREAS, the Borrower has executed and delivered to the Bank an Installment or Single Payment Note dated May 10, 2012 in the original principal amount of $880,000 (as amended, restated, supplemented or otherwise modified from time to time, the “2012 Term Note”);

WHEREAS, the Borrower has executed and delivered to the Bank a Revolving Credit Note dated May 1, 2013 in the original principal amount of $8,000,000 (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Note”);

WHEREAS, the Borrower has executed and delivered to the Bank Term Notes each dated May 1, 2013 in the original principal amounts of (i) $1,006,500, (ii) 1,143,600 and (iii) 1,833,510.26 (each as amended, restated, supplemented or otherwise modified from time to time, collectively, the “2013 Term Notes”);

WHEREAS, the Borrower has executed and delivered to the Bank a Term Note dated May 29, 2014 in the original principal amount of $1,000,000 (as amended, restated, supplemented or otherwise modified from time to time, the “2014 Term Note”);

WHEREAS, the Borrower has executed and delivered to the Bank a Promissory Note dated July 16, 2015 in the original principal amount of $1,500,000 (as amended, restated, supplemented or otherwise modified from time to time, the “Dealer Note”; together with the 2012 Term Note, the Revolving Note, the 2013 Term Notes, and the 2014 Term Note, collectively, the “Notes”);

WHEREAS, the Revolving Note is subject to the terms and conditions set forth in the Revolving Credit Agreement dated as of May 1, 2013 between the Borrower and the Bank (as amended, restated, supplemented or otherwise modified from time to time, “Revolving Credit Agreement”);

WHEREAS, the 2013 Term Notes are subject to the terms and conditions set forth in the Term Loan Agreement dated as of May 1, 2013 between the Borrower and the Bank (as amended, restated, supplemented or otherwise modified from time to time, “2013 Term Loan Agreement”);

WHEREAS, the 2014 Term Note is subject to the terms and conditions set forth in the Term Loan Agreement dated as of May 29, 2014 between the Borrower and the Bank (as amended, restated, supplemented or otherwise modified from time to time, “2014 Term Loan Agreement”; together with the Revolving Credit Agreement and the 2013 Term Loan Agreements, collectively, the “Loan Agreements”);

WHEREAS, all indebtedness evidenced by the Notes and the Loan Agreements, and any extensions, renewals, restatements and modifications thereof and all principal, interest, fees and expenses relating thereto; however arising, whether liquidated or unliquidated, whether absolute or contingent, and of whatever nature, including without limitation, costs and expenses of collection and enforcement of the Loan Documents (as defined below), including without limitation attorneys’ fees of both inside and outside counsel, and all other indebtedness, obligations and liabilities of any kind owing by the Borrower or any Guarantor to the Bank or any of its affiliates are referred to in this Agreement as the “Obligations”;

WHEREAS, the Obligations are secured by the real and personal property (together with all substitutions and replacements for and products and proceeds of any of the foregoing, the “Collateral”) in which the Bank has been granted a lien pursuant to any of the following documents (together with any additional agreement or document entered into by the Borrower, any Guarantor or other Person for the benefit of the Bank to secure payment of the Obligations or otherwise relating to any Collateral, each as amended, restated or otherwise modified from time to time, collectively, the “Collateral Documents”):

(i)	a Business Security Agreement dated May 1, 2013 by the Borrower in favor of the Bank;

(ii)	a Business Security Agreement dated May 1, 2013 by Scientific in favor of the Bank;

(iii)	a Business Security Agreement dated May 1, 2013 by Vessels in favor of the Bank;

(iv)	a Business Security Agreement dated October 25, 2013 by Ohio Metal in favor of the Bank;

(v)	a Pledge Agreement dated May 1, 2013 by Scientific in favor of the Bank;

(vi)	a Pledge Agreement dated May 1, 2013 by Vessels in favor of the Bank;

(vii)	a Pledge Agreement dated June 4, 2014 by Ohio Metal in favor of the Bank;

(viii)

a Mortgage, Security Agreement and Assignment of Rents of Iowa Real Estate dated May 1, 2013 by the Borrower in favor of the Bank and recorded in the Office of the Clayton County Recorder on May 16, 2013 as Document No. 2013R02019;

(ix)

a Mortgage, Security Agreement and Assignment of Rents of Iowa Real Estate dated May 1, 2013 by Vessels in favor of the Bank and recorded in the Office of the Dubuque County Recorder on May 16, 2013 as Document No. 007687140008; and

(x)

a Mortgage, Security Agreement and Assignment of Rents of Iowa Real Estate dated August 30, 2013 by the Borrower in favor of the Bank and recorded in the Office of the Emmet County Recorder on September 23, 2013 as Document No. 2013-01380;

(xi)

an Open-End Mortgage, Security Agreement and Assignment of Rents and Leases (Including Fixture Filing Under Uniform Commercial Code) (Ohio) dated May 29, 2014 by Ohio Metal in favor of the Bank and recorded in the Office of the Stark County Recorder on June 13, 2014 as Document No. 201406130021758.

WHEREAS, the Obligations of the Borrower under the Dealer Note are secured by a Collateral Assignment of Dealer’s Notes and Security Agreements dated July 16, 2015 between the Borrower and the Bank (amended, restated or otherwise modified from time to time, the “Collateral Assignment”);

WHEREAS, the Obligations of the Borrower are guaranteed pursuant to the following guaranties (each as amended, restated or otherwise modified from time to time, collectively, the “Guaranties”) in favor of the Bank:

(i)	a Continuing Guaranty (Unlimited) dated May 1, 2013 by Scientific in favor of the Bank;

(ii)	a Continuing Guaranty (Unlimited) dated May 1, 2013 by Vessels in favor of the Bank; and

(iii)	a Continuing Guaranty (Unlimited) dated October 25, 2013 by Ohio Metal in favor of the Bank.

WHEREAS, the Notes, the Loan Agreements, the Collateral Documents, the Collateral Assignment and the Guaranties, as well as any other loan documents executed by the Borrower or any Guarantor pursuant thereto or in connection therewith, as the same may be amended from time to time, are referred to collectively in this Agreement as the “Loan Documents”; and

WHEREAS, the Borrower has requested that the Bank modify the terms of the Loan Documents, and the Bank is willing to grant the Borrower’s request upon the terms and conditions set forth in this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the above recitals, the agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree:

1.     Recitals; Capitalized Terms. The Borrower and each Guarantor acknowledges that the recitals set forth above are true and correct, and are made a part of this Agreement. Capitalized terms used and not defined in this Agreement have the meanings assigned to such terms in the Loan Documents.

2.     Confirmation of Indebtedness. The outstanding amounts under the Notes as of April 6, 2016 (as calculated under the Loan Documents prior to the Effective Date of this Agreement) are:

Note	Principal	Interest	Fees and Late Charges	Total
2012 Term Note	$422,535.15	$998.24	$0.00	$423,533.39
2013 Term Note	$697,268.68	$288.59	$0.00	$697,557.27
2013 Term Note	$790,359.86	$327.12	$0.00	$790,686.98
2013 Term Note	$986,574.78	$408.33	$0.00	$986,983.11
Revolving Note	$2,888,353.50	$1,385.25	$0.00	$2,889,738.75
2014 Term Note	$930,557.55	$924.36	$0.00	$931,481.91
Dealer Note	$0.00	$0.00	$0.00	$0.00

TOTALS	$6,715,649.52	$4,331.89	$ 0.00	$6,719,981.41

3.     Loan Modifications. As of the Effective Date, the Loan Documents are amended and supplemented as follows, so long as the conditions to effectiveness set forth in Section 4 are satisfied or waived as provided in Section 4:

(a)     Changes to the Revolving Note and the Revolving Loan Agreement. The Revolving Note and the Revolving Loan Agreement are hereby amended as follows:

(i)     Change in Maturity Date. All references to “Maturity Date” in the Revolving Note and the Revolving Credit Agreement are hereby deemed to be “May 1, 2017”.

(ii)     Change in Loan Amount.

(A)     The amount “$8,000,000” in the Revolving Note is hereby deleted in each instance and the amount “$6,000,000” is inserted in substitution therefor.

(B)     All references to “Loan Amount” in the Revolving Credit Agreement are hereby deemed to be “$6,000,000”.

(iii)     Change in Interest Rate. The paragraph describing the interest rate in the Revolving Note is hereby amended and restated in its entirety to read as follows:

“The unpaid principal balance will bear interest at an annual rate equal to 1.0% plus the prime rate announced by the Bank from time to time; provided that the interest rate will not be less than 4.50% per annum at any time. The interest rate hereunder will be adjusted each time that the prime rate changes.”

(iv)     Change in Loan Facility Fee. Section 1.6 of the Revolving Credit Agreement is hereby amended and restated in its entirety to read as follows:

“1.6     Fees. The Borrower agrees to pay to the Bank an unused fee, which shall accrue at the rate of 0.25% per annum on the average daily amount by which (i) the Loan Amount exceeds (ii) the outstanding principal amount of the Note. The unused fee shall accrue from and including April 27, 2016 to the date on which the Obligations are paid in full and all commitments are terminated. Accrued unused fees shall be payable in arrears on the first day of each calendar month and on the Maturity Date, commencing on the first such date to occur after April 27, 2016. All unused fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.”

(v)     Change in Warranties and Covenants. Article II of the Revolving Credit Agreement is hereby amended by adding a new Section 2.16 immediately following Section 2.15 thereof to read as follows:

“2.16     Appraisals. Upon the Bank’s request from time to time, the Borrower shall permit and enable the Bank to obtain appraisals in form and substance and from appraisers reasonably satisfactory to Bank with respect to any Collateral, including without limitation real estate appraisals with respect to any Collateral constituting real property. The Borrower shall reimburse the Bank for all fees, costs and expenses of any such appraisals.”

(vi)     Changes to Addenda to Revolving Credit Agreement and Note. The Addenda to the Revolving Credit Agreement and Note are hereby amended as set forth below. Except as set forth herein, all other requirements of each Addendum to Revolving Credit Agreement and Note shall remain in full force and effect.

(A)     Change in Financial Covenants. The Addendum to Revolving Credit Agreement and Note describing the financial covenants and financial reporting is hereby amended by adding or amending, as the case may be, the financial covenants shown below:

“Fixed Charge Coverage Ratio as of the end of each fiscal quarter for the four (4) fiscal quarters then ended of at least 1.15 to 1.0, except for the fiscal quarters ended May 31, 2016 and August 31, 2016.”

“Year-To-Date Fixed Charge Coverage Ratio as of August 31, 2016 for the fiscal year to date then ended of at least 1.0 to 1.0.”

“Year-To-Date EBITDA as of May 31, 2016 for the fiscal year to date then ended of at least $700,000.”

“‘EBITDA’ shall mean net income, plus interest expense, plus income tax expense, plus depreciation expense plus amortization expense, subject to adjustments in the Bank’s sole discretion.”

(B)     Change in Financial Information and Reporting. The Addendum to Revolving Credit Agreement and Note describing the financial covenants and financial reporting is hereby amended by adding certain reporting requirements to read as follows:

“Backlog Report: Not later than 30 days after the end of each calendar month, a detailed backlog report by segment as of the last day of such period in form and substance acceptable to the Bank.”

“Compliance Certificate: Concurrently with the delivery of any financial statements delivered pursuant to this Agreement, the Borrower shall deliver a certificate in form and substance acceptable to the Bank in its sole discretion executed by the Borrower’s chief financial officer or other officer or person acceptable to the Bank certifying that (i) the Borrower is in compliance with each of the financial covenants set forth herein, as applicable for the fiscal period then ended, regardless of whether such covenant is tested on such date, and setting forth in reasonable detail the Borrower’s calculation thereof based upon the financial statements delivered in connection therewith; (ii) the representations and warranties set forth in the Agreement are true and correct as of the date of the certificate and (iii) as of the date of the certificate, no default or Event of Default exists under the Agreement or any other Loan Document.”

(C)     Change in Borrowing Base. The Addendum to Revolving Credit Agreement and Note describing the Borrowing Base is hereby amended by amending and restating the Section entitled “Borrowing Base Provision and Definitions” in its entirety to read as follows:

“Borrowing Base Provision and Definitions. This provision replaces in its entirety the section of the Agreement titled “Borrowing Base” and is hereby made a part of the Agreement. The Borrowing Base will be an amount equal to (A) the sum of (i) seventy-five percent (75%) of the face amount of Eligible Accounts, and (ii) the lesser of fifty percent (50%) of the Borrower’s cost (determined on a lower of cost or market basis or on such other basis as may be designated by the Bank from time to time) of Eligible Inventory, as such cost may be diminished as a result of any event causing loss or depreciation in value of Eligible Inventory, but in no event shall this component exceed $4,000,000.00, less (B) the sum of (i) the then-current outstanding loan balance on the Revolving Credit Note dated May 1, 2013 by the Borrower in favor of the Bank in the principal amount of $6,000,000.00, as amended, (ii) the then-current outstanding loan balance on the Promissory Note dated July 16, 2015 by the Borrower in favor of the Bank in the principal amount of $1,500,000.00, as amended and (iii) undrawn amounts of outstanding letters of credit issued by the Bank or any affiliate thereof. The Borrower will provide the Bank with information regarding the Borrowing Base in such form and at such times as the Bank may request, including without limitation, not later than 30 days after the end of each calendar month, a Borrower Base Certificate signed and certified as accurate by an officer of the Borrower in form and substance acceptable to the Bank in its sole discretion. Capitalized terms used in this provision will have the meanings set forth below. Financial terms used herein which are not specifically defined herein shall have the meanings ascribed to them under generally accepted accounting principles.”

(b)     Changes to the 2013 Term Loan Agreements. Each 2013 Term Loan Agreement is hereby amended as follows:

(i)     Change in Warranties and Covenants. Article II of each 2013 Term Loan Agreement is hereby amended by adding a new Section 2.15 immediately following Section 2.14 thereof to read as follows:

“2.15     Appraisals. Upon the Bank’s request from time to time, the Borrower shall permit and enable the Bank to obtain appraisals in form and substance and from appraisers reasonably satisfactory to Bank with respect to any Collateral, including without limitation real estate appraisals with respect to any Collateral constituting real property. The Borrower shall reimburse the Bank for all fees, costs and expenses of any such appraisals.”

(ii)     Changes to Addenda to Term Loan Agreements and Notes. The Addenda to Term Loan Agreement and Note attached to the 2013 Term Loan Agreements are hereby amended as set forth below. Except as set forth herein, all other requirements of each Addendum to Term Loan Agreement and Note shall remain in full force and effect.

(A)     Change in Financial Covenants. Each Addendum to Term Loan Agreement and Note is hereby amended by adding or amending, as the case may be, the financial covenants shown below:

“Fixed Charge Coverage Ratio as of the end of each fiscal quarter for the four (4) fiscal quarters then ended of at least 1.15 to 1.0, except for the fiscal quarters ended May 31, 2016 and August 31, 2016.”

“Year-To-Date Fixed Charge Coverage Ratio as of August 31, 2016 for the fiscal year to date then ended of at least 1.0 to 1.0.”

“Year-To-Date EBITDA as of May 31, 2016 for the fiscal year to date then ended of at least $700,000.”

“‘EBITDA’ shall mean net income, plus interest expense, plus income tax expense, plus depreciation expense plus amortization expense, subject to adjustments in the Bank’s sole discretion.”

(B)     Change in Financial Information and Reporting. Each Addendum to Term Loan Agreement and Note is hereby amended by certain reporting requirements to read as follows:

“Backlog Report: Not later than 30 days after the end of each calendar month, a detailed backlog report by segment as of the last day of such period in form and substance acceptable to the Bank.”

“Compliance Certificate: Concurrently with the delivery of any financial statements delivered pursuant to this Agreement, the Borrower shall deliver a certificate in form and substance acceptable to the Bank in its sole discretion executed by the Borrower’s chief financial officer or other officer or person acceptable to the Bank certifying that (i) the Borrower is in compliance with each of the financial covenants set forth herein, as applicable for the fiscal period then ended, regardless of whether such covenant is tested on such date, and setting forth in reasonable detail the Borrower’s calculation thereof based upon the financial statements delivered in connection therewith; (ii) the representations and warranties set forth in the Agreement are true and correct as of the date of the certificate and (iii) as of the date of the certificate, no default or Event of Default exists under the Agreement or any other Loan Document.”

(c)     Changes to the 2014 Term Loan Agreement. The 2014 Term Loan Agreement is hereby amended as follows:

(i)     Change in Financial Information and Reporting. Section 2.13 of the 2014 Term Loan Agreement is hereby amended by adding certain reporting requirements to read as follows:

“Backlog Report: Not later than 30 days after the end of each calendar month, a detailed backlog report by segment as of the last day of such period in form and substance acceptable to the Bank.”

“Compliance Certificate: Concurrently with the delivery of any financial statements delivered pursuant to this Agreement, the Borrower shall deliver a certificate in form and substance acceptable to the Bank in its sole discretion executed by the Borrower’s chief financial officer or other officer or person acceptable to the Bank certifying that (i) the Borrower is in compliance with each of the financial covenants set forth herein, as applicable for the fiscal period then ended, regardless of whether such covenant is tested on such date, and setting forth in reasonable detail the Borrower’s calculation thereof based upon the financial statements delivered in connection therewith; (ii) the representations and warranties set forth in the Agreement are true and correct as of the date of the certificate and (iii) as of the date of the certificate, no default or Event of Default exists under the Agreement or any other Loan Document.”

(ii)     Changes to Financial Covenants. Section 2.14 of the 2014 Term Loan Agreement is hereby amended by adding or amending, as the case may be, the financial covenants shown below.

“Fixed Charge Coverage Ratio as of the end of each fiscal quarter for the four (4) fiscal quarters then ended of at least 1.15 to 1.0, except for the fiscal quarters ended May 31, 2016 and August 31, 2016.”

“Year-To-Date Fixed Charge Coverage Ratio as of August 31, 2016 for the fiscal year to date then ended of at least 1.0 to 1.0.”

“Year-To-Date EBITDA as of May 31, 2016 for the fiscal year to date then ended of at least $700,000.”

(iii)     Changes to Financial Definitions. Section 2.15 of the 2014 Term Loan Agreement is hereby amended by adding the defined term “EBITDA” to read as follows.

“‘EBITDA’ shall mean net income, plus interest expense, plus income tax expense, plus depreciation expense plus amortization expense, subject to adjustments in the Bank’s sole discretion.”

(d)     Changes to the Dealer Note.

(i)     Change in Maturity Date. All references to “Maturity Date” in the Dealer Note are hereby deemed to be “May 1, 2017”

(ii)     Change in Loan Amount.

(A)     The amount “$1,500,000” in the Dealer Note is hereby deleted in each instance and the amount “$200,000” is inserted in substitution therefor.

(B)     The reference “One Million Five Hundred Thousand Dollars and 00/100” in the Dealer Note is hereby deleted and the reference “Two Hundred Thousand Dollars and 00/100” is inserted in substitution therefor.

(iii)     Change in Interest Rate and Fees. Section 2 of the Dealer Note is hereby amended and restated in its entirety to read as follows:

“2.     Interest and Fees.

(i)     Interest. This Note shall accrue interest at a variable rate per annum equal to 1.00% plus the prime rate announce announced by Lender and in effect from time to time (the “Interest Rate”), and shall commence on the Commencement Date. Notwithstanding, the Interest Rate under this Note shall not be less than four and five-tenths of a percent (4.50%) per annum. Interest on this Note shall be calculated on the basis of a 360-day year, counting each day as 1/30th of a month, and each month as 1/12th of a year.

(ii)     Fees. Borrower agrees to pay to Lender an unused fee, which shall accrue at the rate of 0.25% per annum on the average daily amount by which (i) the principal amount of the Note exceeds (ii) the entire Advance Amount. The unused fee shall accrue from and including April 27, 2016 to the date on which the Obligations are paid in full and all commitments are terminated. Accrued unused fees shall be payable in arrears on the first day of each calendar month and on the Maturity Date, commencing on the first such date to occur after April 27, 2016. All unused fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.”

(iv)     Change in Draw Feature; Draft Conditions. Section 3(e) of the Dealer Note is hereby amended and restated in its entirety to read as follows:

“(e) a copy of the Security Agreement that secures the applicable Dealer’s Note (each, a “Dealer’s Security Agreement”), together with a copies of the written notices to be delivered to any other creditors of such Dealer with a conflicting security interest providing that Borrower has a purchase money security interest in such collateral and any other documentation required to perfect Borrower’s security interest in such collateral in accordance with the Uniform Commercial Code; and”

(v)     Change in Defaults. Section 5(e) of the Dealer Note is hereby amended and restated in its entirety to read as follows:

“(e) Borrower fails to provide Lender, within five (5) Business Days after an Advance Disbursement Date, with adequate documentation related to the perfection and first priority of any and every security interest or lien created in favor of Borrower pursuant to a Dealer Security Agreement with respect to the equipment identified in the Borrowing Notice, including without limitation evidence of delivery of any purchase money security interest notices necessary to perfect Borrower’s security interest in such equipment in accordance with the Uniform Commercial Code.”

(e)     Miscellaneous. All references in the Loan Documents to a Loan Document means such Loan Document as modified and supplemented by this Agreement.

4.     Conditions to Effectiveness of Agreement. The Borrower shall deliver (or cause to be delivered) to the Bank each of the following, each in form and substance satisfactory to the Bank:

(a)     this Agreement, duly executed by the Borrower and the Guarantors;

(b)     a certificate of the secretary or other appropriate officer of the Borrower, certifying (i) that the execution and delivery of this Agreement and the performance by the Borrower of this Agreement and the Loan Documents as amended hereby have been duly approved by all necessary action of the board of directors of the Borrower, and attaching true, correct and complete copies of the applicable resolutions granting such approval; (ii) that attached to such certificate are true and correct copies of the articles of incorporation and bylaws of the Borrower, together with such copies; and (iii) the names of the officers of the Borrower that are authorized to sign the Loan Documents and other documents contemplated hereunder, together with the true signatures of such officers; the Bank may conclusively rely on such certificate until the Bank receives a further certificate of the secretary or other appropriate office of the Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

(c)     a certificate of the secretary or other appropriate officer of each Guarantor certifying (i) that the execution and delivery of the to this Agreement, and the performance by such Guarantor of this Agreement and the Guaranty to which such Guarantor is a party have been duly approved by all necessary action of the board of directors of such Guarantor, and attaching true, correct and complete copies of the applicable resolutions granting such approval; (ii) that attached to such certificate are true and correct copies of the articles of incorporation and bylaws of such Guarantor, together with such copies; and (iii) the names of the officers of such Guarantor that are authorized to sign the Loan Documents and other documents contemplated hereunder, together with the true signatures of such officers; the Bank may conclusively rely on such certificate until the Bank receives a further certificate of the secretary or other appropriate office of such Guarantor canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

(d)     evidence of all insurance required by the terms of the Loan Documents, together with certificates and loss payable endorsements showing the Bank as additional insured and lender loss payee thereunder;

(e)     all fees and costs of the Bank, including attorney’s fees, incurred in connection with the drafting and preparation of this Agreement and any related documents; and

(f)     such additional information or documentation as the Bank may require.

The later of (x) the date on which the last of the conditions and requirements in this Section 4 has been satisfied, or waived in writing by the Bank; and (y) the Agreement Date is called the “Closing Date.” The provisions of this Section 4 are solely for the Bank’s benefit and protection.

5.     Further Assurances. Following the receipt of any real estate appraisal with respect to any Collateral constituting real property, promptly upon request by the Bank, the Borrower and the Guarantors shall take such additional actions and execute such documents as the Bank may reasonably require from time to time in order (i) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents, including without limitation any mortgage, and (ii) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Bank the rights granted or now or hereafter intended to be granted to Bank under any Collateral Document or any other Loan Document, including without limitation any mortgage and the amount secured thereunder.

6.     Acknowledgments. The Borrower acknowledges and agrees that as of the Closing Date: (a) the Obligations exist and are owing without offset, defense or counterclaim assertable by the Borrower or any Guarantor against the Bank; and (b) the Collateral Documents and the Collateral Assignment continue to secure the Obligations, as applicable.

7.     Ratification of Loan Documents. The Borrower and each Guarantor represents that on and as of the Closing Date and after giving effect to this Agreement all of the representations and warranties contained in the Loan Documents to which it is a party are true, correct and complete in all respects as of the Closing Date as though made on and as of such date, except for changes expressly permitted by the terms of the Loan Documents. The parties further acknowledge that the Loan Documents, as amended and supplemented by this Agreement, remain in full force and effect. Without limiting the generality of the foregoing, the Borrower represents and warrants that the Collateral Documents and the Collateral Assignment continue to secure the obligations of the Borrower under the Notes, as applicable.

8.     Confirmation of Guarantors. Each Guarantor consents to the terms of this Agreement and acknowledges that all indebtedness of the Borrower arising under the Loan Agreements and the Notes, each as amended hereby, constitutes Obligations (as defined in each Guaranty) under the Guaranty of such Guarantor. The confirmation set forth in this Section 8 shall not be deemed to limit the terms of any Guaranty in any manner. Each Guarantor acknowledges that this Section 8 merely confirms the terms of the Guaranty to which it is a party; that no such confirmation is required in connection with this Agreement or any future amendment to or restatement of any Loan Agreement, any Note or any document executed in connection with the Loan Agreements or this Agreement.

9.     General Release and Waivers.

(a)     The Borrower and each Guarantor, for and on behalf of itself and its legal representatives, successors and assigns, does waive, release, relinquish and forever discharge the Bank, its parents, subsidiaries, and affiliates, its and their respective past, present and future directors, officers, managers, agents, employees, insurers, attorneys, representatives and all of their respective heirs, successors and assigns (collectively, the “Released Parties”), of and from any and all manner of action or causes of action, suits, claims, demands, judgments, damages, levies and executions of whatsoever kind, nature or description arising on or before the Closing Date, including, without limitation, any claims, losses, costs or damages, including compensatory and punitive damages, in each case whether known or unknown, asserted or unasserted, liquidated or unliquidated, fixed or contingent, direct or indirect, which the Borrower or such Guarantor, or its legal representatives, successors or assigns, ever had or now has or may claim to have against any of the Released Parties, with respect to any matter whatsoever, including, without limitation, the Loan Documents, the administration of the Loan Documents, the negotiations relating to this Agreement and the other Loan Documents executed in connection with this Agreement and any other instruments and agreements executed by the Borrower or such Guarantor in connection with the Loan Documents or this Agreement, arising on or before the Closing Date (collectively, “Claims”). The Borrower and each Guarantor acknowledges that it is aware that it may discover facts different from or in addition to those it now knows or believes to be true with respect to the Claims, and agrees that the release contained in this Agreement is and will remain in effect in all respects as a complete and general release as to all matters released in this Agreement, notwithstanding any such different or additional facts. The Borrower and each Guarantor agrees not to sue any Released Party or in any way assist any other person or entity in suing a Released Party with respect to any claim released in this Section.

(b)     The Borrower and each Guarantor irrevocably waives, to the extent permissible under law, any and all rights of redemption, the right to notice of any proposed sale of any of the Collateral constituting personal property (the “Personal Property Collateral”), or of any other disposition of any of the Personal Property Collateral, and any other rights with respect to the Personal Property Collateral under the Uniform Commercial Code or other laws of any state.

10.     No Duress or Reliance. The Borrower and each Guarantor acknowledges and agrees that the Borrower or such Guarantor has received the advice of independent counsel, appraisers and accountants selected by the Borrower or such Guarantor, or the opportunity to obtain such advice, before entering into this Agreement and the other Loan Documents to which it is party referred to in this Agreement, and has not relied upon the Bank or any of its officers, directors, employees, agents or attorneys concerning any aspect of the transactions contemplated by this Agreement and the other Loan Documents to which it is a party referred to in this Agreement. The Borrower or such Guarantor executed and delivered this Agreement of the Borrower’s or such Guarantor’s own free will and will execute and deliver the other instruments required by this Agreement of the Borrower’s or such Guarantor’s own free will. The Borrower and such Guarantor further acknowledges that the Bank has not taken advantage of the Borrower or such Guarantor by threats, overreaching, unconscionable conduct or other activities and that the Borrower or such Guarantor is proceeding in all transactions contemplated in this Agreement as a volunteer and in what such Borrower or Guarantor perceives to be the Borrower’s or such Guarantor’s own best interest.

11.     Notices. Any notice or other communication to any party in connection with this Agreement or any Loan Document shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified below, or at such other or additional address as such party shall have specified to the other party in writing. All periods of notice (if any) shall be measured from the date of delivery of the notice if manually delivered, from the date of sending if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed. Each notice or other communication should be addressed as follows:

If to the Bank:	U.S. Bank National Association
St. Louis Plaza 7th & Washington St. Louis, MO 63101 Attn: Roger Gross Fax: (314) 418-2135

If to the Borrower:	Art’s-Way Manufacturing Company, Inc.
5556 Highway 9 West Armstrong, Iowa 50514 Attn: Amber Murra, Chief Financial Officer Fax: (712) 864-3154

If to the Guarantors:	Art’s-Way Scientific, Inc.
5556 Highway 9 West Armstrong, Iowa 50514 Attn: Amber Murra, Chief Financial Officer Fax: (712) 864-3154

and

Art’s-Way Vessels, Inc. 5556 Highway 9 West Armstrong, Iowa 50514 Attn: Amber Murra, Chief Financial Officer Fax: (712) 864-3154

and

Ohio Metal Working Products/Art’s-Way, Inc. 5556 Highway 9 West Armstrong, Iowa 50514 Attn: Amber Murra, Chief Financial Officer Fax: (712) 864-3154

The parties agree that the notice addresses set forth in this Agreement supersede and replace all prior notice addresses.

12.     Representations and Warranties. The Borrower and each Guarantor warrants and represents that (a) on and as of the Closing Date and after giving effect to this Agreement, there will exist no default under the Loan Documents, as amended by this Agreement, or any other instruments executed by the Borrower or such Guarantor in connection with this Agreement or the Loan Documents, or circumstances that with the giving of notice, the passage of time or both will constitute an Event of Default under any Loan Document on such date; (b) the Borrower or such Guarantor has the power and legal right and authority to enter into, deliver and perform this Agreement, and any other documents or agreements executed by the Borrower or such Guarantor in connection with this Agreement, and that neither this Agreement, nor the agreements contained in this Agreement or any documents or agreements executed by the Borrower or such Guarantor in connection with this Agreement contravene any provision of or constitute a default under any agreement, instrument or indenture to which the Borrower or such Guarantor is a party or signatory or any provision of the Borrower’s or such Guarantor ’s constituent documents, if applicable, or any other agreement or requirement of law; (c) this Agreement and all other documents or agreements executed by the Borrower or such Guarantor in connection with this Agreement have been duly executed and delivered by the Borrower or such Guarantor and constitute the legal, valid and binding obligation of the Borrower or such Guarantor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity; and (d) no consent, approval or authorization of or registration or declaration with any party, including but not limited to any governmental authority, is required (except for those which the Borrower or such Guarantor has obtained or provided) in connection with the execution and delivery by the Borrower or such Guarantor of this Agreement, or any other documents or agreements executed by the Borrower or such Guarantor in connection with this Agreement, or the performance of the obligations of the Borrower or such Guarantor described in this Agreement.

13.     Further Assurances. The Borrower shall promptly correct any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation of any Loan Document. Promptly upon request by the Bank, the Borrower also shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Bank may reasonably require from time to time in order: (a) to carry out more effectively the purposes of the Loan Documents; (b) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Loan Documents; and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Bank the rights granted now or hereafter intended to be granted to the Bank under any Loan Document or under any other instrument executed in connection with any Loan Document or that the Borrower may be or become bound to convey, mortgage or assign to the Bank in order to carry out the intention or facilitate the performance of the provisions of any Loan Document. The Borrower shall furnish to the Bank evidence satisfactory to the Bank of every such recording, filing or registration.

14.     Copies; Entire Agreement; Modification. The Borrower acknowledges the receipt of a copy of the Notes and all other Loan Documents. The Notes and all of the Loan Documents are each a “transferable record” as defined in applicable law relating to electronic transactions. Therefore, the Bank may, on behalf of the Borrower, create a microfilm or optical disk or other electronic image of the Notes and any or all of the Loan Documents that is an authoritative copy as defined in such law. The Bank may store the authoritative copy of such Notes and any or all of the Loan Documents in its electronic form and then destroy the paper original as part of the Bank’s normal business practices. The Bank, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

15.     Additional Provisions. TIME IS OF THE ESSENCE WITH RESPECT TO ALL PROVISIONS OF THIS AGREEMENT. No amendment, modification or waiver of the provisions of this Agreement or any Loan Document is effective unless the same is in writing and signed by the party against whom it is to be enforced, and then such amendment, modification or waiver shall be effective only in the specific instance and for the specific purpose for which given. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF IOWA, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. The Loan Documents as modified by this Agreement, and this Agreement, shall represent the entire agreement among the Borrower, the Guarantors and the Bank with respect to the modification of the Loan Documents, shall supersede any prior oral negotiations or agreements, and shall be binding upon the parties to this Agreement and their respective legal representatives, successors and assigns. In the event of any conflict between the provisions of this Agreement and the provisions of any Loan Document, the provisions of this Agreement shall govern. If any part of this Agreement is held to be illegal, invalid or unenforceable, (a) the remainder of this Agreement shall continue in full force and effect, notwithstanding such illegality, invalidity or unenforceability and (b) the judge or arbiter holding that part illegal, invalid or unenforceable shall attempt to reform that part so as to give effect to the original intent of the parties. Section headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. This Agreement may be executed in different counterparts with the same effect as if the signatures were on the same instrument, and will be effective upon delivery of all such counterparts to the Bank. Facsimiles or other photocopies or images of executed signature pages to this Agreement shall be considered originals.

16.     Waiver of Jury Trial. THE BORROWER, EACH GUARANTOR AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY LOAN DOCUMENT.

17.     No Commitment to Extend, Modify or Forbear. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE BANK IS NOT COMMITTED, AND IS NOT COMMITTING AT THIS TIME, TO EXTEND, MODIFY OR OTHERWISE RESTRUCTURE ANY LOAN, OR FORBEAR FROM EXERCISING ANY OF ITS RIGHTS OR REMEDIES UNDER THE LOAN DOCUMENTS, AS AMENDED BY THIS AGREEMENT. NO PRIOR COURSE OF DEALING, NO USAGE OF TRADE, AND NO ORAL STATEMENTS OR COMMENTS BY THE BANK OR ITS OFFICERS, EMPLOYEES, ATTORNEYS OR OTHER AGENTS WILL BE DEEMED TO BE A COMMITMENT BY THE BANK TO EXTEND, MODIFY, OR OTHERWISE RESTRUCTURE ANY LOAN OR FORBEAR FROM EXERCISING ANY OF ITS RIGHTS OR REMEDIES, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OR UNLESS THE SAME SHALL BE REDUCED IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK.

18.     Borrower’s Understanding. THE BORROWER ACKNOWLEDGES THAT: (A) THIS AGREEMENT CONTAINS A COMPLETE RELEASE OF CLAIMS AND WAIVERS OF CERTAIN RIGHTS; (B) THE BORROWER HAS READ AND UNDERSTOOD THIS AGREEMENT IN ITS ENTIRETY PRIOR TO SIGNING AND FULLY AGREES TO EACH, ALL AND EVERY PROVISION OF THIS AGREEMENT; AND (C) THE BORROWER HAS RECEIVED A COPY OF THIS AGREEMENT.

19.     IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING AND SIGNED BY THE PARTIES ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. THE TERMS OF THIS AGREEMENT MAY ONLY BE CHANGED BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN THE BORROWER AND THE BANK. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN THE BORROWER AND THE BANK, WHICH OCCURS AFTER RECEIPT BY THE BORROWER OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties to this Loan Modification Agreement have caused it to be duly executed as of the date set forth below.

Date: April 27, 2016	ART’S-WAY MANUFACTURING COMPANY, INC.,
a Delaware corporation

By: /s/ Carrie L. Majeski________________ Name: Carrie Majeski__________________ Title: Chief Executive Officer____ ________

Date: April 27, 2016	ART’S-WAY SCIENTIFIC, INC.,
an Iowa corporation

By: /s/ Carrie L. Majeski________________ Name: Carrie Majeski__________________ Title: Chief Executive Officer_____ _______

Date: April 27, 2016	ART’S-WAY VESSELS, INC.,
an Iowa corporation

By: /s/ Carrie L. Majeski________________ Name: Carrie Majeski__________________ Title: Chief Executive Officer________ ____

Date: April 27, 2016	Ohio Metal Working Products/Art’s-Way, Inc.,
an Ohio corporation

By: /s/ Carrie L. Majeski________________ Name: Carrie Majeski__________________ Title: Chief Executive Officer_________ ___

Date: April 27, 2016	U.S. BANK NATIONAL ASSOCIATION,
a national banking association

By: /s/ Roger Gross____________________ Name: Roger Gross____________________ Title: Vice President________________ ___